Exhibit 10.5
THIRD AMENDMENT TO FIFTH AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
THIS THIRD AMENDMENT TO FIFTH AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of May 25, 2022 (the “Effective Date”), is made by and among PARLEX 2 FINANCE, LLC, a Delaware limited liability company (“Parlex 2”), PARLEX 2A FINCO, LLC, a Delaware limited liability company (“Parlex 2A”), PARLEX 2 UK FINCO, LLC, a Delaware limited liability company (“Parlex 2 UK”), PARLEX 2 EUR FINCO, LLC, a Delaware limited liability company (“Parlex 2 EUR”), PARLEX 2 AU FINCO, LLC, a Delaware limited liability company (“Parlex 2 AU”), PARLEX 2 CAD FINCO, LLC, a Delaware limited liability company (“Parlex 2 CAD”), WISPAR 5 FINCO, LLC, a Delaware limited liability company (“Wispar 5”, and together with Parlex 2, Parlex 2A, Parlex 2 UK, Parlex 2 EUR, Parlex 2 AU and Parlex 2 CAD, “Existing Sellers”), SILVER FIN II SUB TC PTY LTD, a proprietary company incorporated under the laws of Australia (ACN 657 021 577), acting in its personal capacity and as trustee of the Silver Fin II Sub Trust (ABN 36 362 640 907) (“New Seller”, and together with Existing Sellers and any other Person when such Person joins as a Seller hereunder from time to time, individually and/or collectively as the context may require, “Seller”), and CITIBANK, N.A., a national banking association (“Buyer”).
W I T N E S S E T H:
WHEREAS, Existing Sellers and Buyer have entered into that certain Fifth Amended and Restated Master Repurchase Agreement, dated as of April 16, 2021, as amended by that certain First Amendment to Fifth Amended and Restated Master Repurchase Agreement, dated as of August 26, 2021, and as further amended by that certain Second Amendment to Fifth Amended and Restated Master Repurchase Agreement, dated as of December 24, 2021 (as the same may be amended, supplemented, extended, restated, replaced or otherwise modified from time to time, the “Repurchase Agreement”);
WHEREAS, all capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Repurchase Agreement;
WHEREAS, Seller and Buyer entered into a Joinder Agreement, dated as of the date hereof (the “New Seller Joinder”), pursuant to which New Seller has been admitted to the Repurchase Agreement and the other Transaction Documents as a Seller (as such term is defined in the Repurchase Agreement) in accordance with the New Seller Joinder;
WHEREAS, in connection with the New Seller Joinder, Seller and Buyer desire to modify certain terms and provisions of the Repurchase Agreement as set forth herein.
NOW, THEREFORE, in consideration of ten dollars ($10) and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Seller and Buyer covenant and agree as follows as of the Effective Date:
1.Modification of Repurchase Agreement. The Repurchase Agreement is hereby modified as of the Effective Date as follows:
(a)The following definitions in Section 2 of the Repurchase Agreement are hereby deleted in their entirety and the following corresponding definitions are substituted therefor:
“Act of Insolvency” shall mean, with respect to any Person, (a) the filing of a petition, passing a resolution or making of a decree or order for relief by a court having jurisdiction over such Person, or such Person suffering any such petition, resolution, decree or proceeding to be commenced by another which is not consented to, or any substantial part of such Person’s assets or property in an involuntary case under any applicable Insolvency Law now or hereafter in effect which (i) results in the entry of an order for relief or (ii) is not dismissed within 90 days, (b) the seeking, resolving to, or consenting to the appointment of, or the actual appointment (by a court having jurisdiction over such Person) or otherwise) to such Person, or any substantial part of its assets or property, of an administrator, judicial manager, receiver, interim-receiver, receiver and manager, liquidator, provisional liquidator assignee, custodian, Controller, trustee, sequestrator, administration or similar official for such Person or for any substantial part of its assets or property and such appointment shall remain unstayed and in effect for a period of 90 days (or, solely with respect to the appointment of an administrator to an Australian Obligor, ten (10) days), (c) an order by a court having jurisdiction over such Person or any substantial part of its assets or property ordering the winding up or liquidation of such Person’s affairs, and such order shall remain unstayed and in effect for a period of 90 days, (d) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, (e) the consent by such Person to the entry of an order for relief in an involuntary case under any Insolvency Law, (f) the consent by such Person to the appointment of or taking possession by a receiver, interim receiver, receiver and manager, liquidator, assignee, custodian, trustee, Controller, sequestrator or similar official for such Person or for any substantial part of its assets or property, (g) the making by such Person of any general assignment for the benefit of creditors, (h) the admission in writing in connection with a legal proceeding of the inability of such Person to pay its debts generally as they become due, (i) in respect of any Australian Obligor only, such Person being taken under section 459F(1) of the Australian Corporations Act to have failed to comply with a statutory demand, or (j) in respect of any Australian Obligor only, such Person becoming an insolvent under administration (as defined in section 9 of the Australian Corporations Act).
“Blocked Account Agreement” shall mean, individually or collectively, as the context may require, (i) that certain Deposit Account Control Agreement, dated as of June 12, 2013, among Buyer, Parlex 2, Servicer and the Depository, relating to the Cash Management Account established by Parlex 2, as the same may be amended, modified and/or restated from time to time, (ii) that certain Deposit Account Control Agreement, dated as of January 31, 2014, among Buyer, Parlex 2A, Servicer and the Depository, relating to the Cash Management Account established by Parlex 2A, as the same may be amended, modified and/or restated from time to time, (iii) that certain Deposit Account Control Agreement, dated as of the Second Amendment and Restatement Date, among Buyer, Parlex 2 UK, Servicer and the Depository, relating to the Cash Management Account established by Parlex 2 UK, as the same may be amended, modified and/or restated from time to time, (iv) that certain Deposit Account Control Agreement, dated as of the Second Amendment and Restatement Date, among Buyer, Parlex 2 EUR, Servicer and the Depository, relating to the Cash Management Account established by Parlex 2 EUR, as the same may be amended, modified and/or restated from time to time, (v) that certain Deposit Account Control Agreement, dated as of the Third Amendment and Restatement Date, among Buyer, Parlex 2 AU, Servicer and the Depository, relating to the Cash Management Account established by Parlex 2 AU, as the same may be amended, modified and/or restated from time to time, (vi) that certain Deposit Account Control Agreement, dated as of the Fourth Amendment and Restatement Date, among Buyer, Parlex 2 CAD, Servicer and the Depository, relating to the Cash Management Account established by Parlex 2 CAD, as the same may be amended, modified and/or restated from time to time, (vii) that certain Deposit Account Control Agreement, dated as of August 26, 2021, among Buyer, Wispar 5, Midland Loan Services, a division of PNC Bank, National Association and the Depository, relating to the Cash Management

Account established by Wispar 5, as the same may be amended, modified and/or restated from time to time, (vii) that certain Deposit Account Control Agreement, dated on or about May 20, 2022, among Buyer, Silver Fin II, Servicer and the Depository, relating to the Cash Management Account established by Silver Fin II, as the same may be amended, modified and/or restated from time to time, and (ix) each additional Deposit Account Control Agreement entered into among a new Seller admitted to this Agreement pursuant to a Joinder Agreement, Buyer, Servicer and the Depository and relating to a Cash Management Account established pursuant to this Agreement by such new Seller, as the same may be amended, modified and/or restated from time to time.
“Excluded Taxes” shall mean, any of the following Taxes or amounts imposed on or with respect to payment to Buyer or required to be withheld or deducted from such payment, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, Taxes imposed on or measured by net worth (however denominated) and branch profits Taxes, in each case, (i) imposed as a result of Buyer being organized under the laws of, or having its principal office or the office from which it books the Transactions located in, the jurisdiction imposing such Taxes (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Buyer with respect to an interest in the Transactions pursuant to a law in effect on the date on which such Party (i) acquires such interest in the Transactions or (ii) changes its principal office or the office from which it books the Transactions, except in each case to the extent that, pursuant to Section 31, amounts with respect to such Taxes were payable either to such Buyer’s assignor immediately before such Buyer became a party hereto or to such Buyer immediately before it changed the office from which it books the Transactions, (c) Taxes attributable to Buyer’s failure to comply with Section 31 of this Agreement, (d) Taxes attributable to Buyer’s failure to comply with its obligations under Sections 19(c), 19(d) or 23(i) of this Agreement, (e) any withholding Taxes imposed under FATCA, (f) any U.S. federal backup withholding Taxes imposed under Section 3406 of the Code, (g) Australian Tax required to be withheld or deducted from any interest or other payment under Division 11A of Part III of the Income Tax Assessment Act 1936 (Cth) or the Income Tax Assessment Act 1997 (Cth) or Subdivision 12-F of Schedule 1 to the Taxation Administration Act 1953 (Cth) (other than Australian Tax required to be withheld or deducted from any interest or other payment where such withholding or deduction arose as a result of the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation arising after May 20, 2022), and (h) any interest, additions to tax or penalties in respect of the foregoing, and (i) an amount required to be withheld or deducted in accordance with a notice or direction of the Commissioner of Taxation that is issued in connection with section 255 of the Income Tax Assessment Act 1936 (Cth) or section 260-5 of Schedule 1 to the Taxation Administration Act 1953 (Cth) or any similar or equivalent provisions of the Australian tax law.
“Lien” shall mean any mortgage, lien, encumbrance, charge, hypothec, trust, retention of title or other security interest by way of, or having similar commercial effect to, security for the payment or performance of an obligation, whether arising under contract, by operation of law, judicial process or otherwise, and includes, for the avoidance of doubt, any “security interest” as defined in sections 12(1) or 12(2) of the PPSA and excludes any “security interest” as defined in section 12(3) of the PPSA that does not, in substance, secure the performance or payment of an obligation.
“PPSA” shall mean, (i) with respect to any Foreign Purchased Loan (AU), the Personal Property Securities Act (2009) Cth and any legislative instrument made or any regulations in force at any time under the Personal Property Securities Act (2009) Cth;

and (ii) with respect to any Foreign Purchased Loan (CAD), the personal property security legislation of the province or territory and/or other jurisdiction where filing and/or recording is necessary or desirable for perfection of validly created security interests in personal property related to such Foreign Purchased Loan (CAD) in accordance with the terms and requirements of such legislation as is applicable, including the regulations thereto.
“Seller” shall mean, collectively, Parlex 2, Parlex 2A, Parlex 2 UK, Parlex 2 EUR, Parlex 2 AU, Parlex 2 CAD, Wispar 5, Silver Fin II and each other Person as and when same may be approved by Buyer in its sole discretion from time to time and admitted to this Agreement as a Seller by a joinder agreement executed and delivered by Buyer, Seller and such approved other Seller in the form of Exhibit XI to this Agreement (a “Joinder Agreement”).
“Servicing Agreement” shall mean, individually or collectively, as the context may require (a) other than with respect to each CLO Participation issued pursuant to a CLO Participation Agreement, (i) that certain Servicing Agreement, dated as of June 12, 2013, among Parlex 2, Buyer and Servicer, as the same may be amended, modified and/or restated from time to time, (ii) that certain Servicing Agreement, dated as of January 31, 2014, among Parlex 2A, Buyer, and Servicer, as the same may be amended, modified and/or restated from time to time, (iii) that certain Servicing Agreement, dated as of the Second Amendment and Restatement Date, among Parlex 2 UK, Buyer, and Servicer, as the same may be amended, modified and/or restated from time to time, (iv) that certain Servicing Agreement, dated as of the Second Amendment and Restatement Date, among Parlex 2 EUR, Buyer, and Servicer, as the same may be amended, modified and/or restated from time to time, (v) that certain Servicing Agreement, dated as of the Third Amendment and Restatement Date, among Parlex 2 AU, Buyer, and Servicer, as the same may be amended, modified and/or restated from time to time, (vi) that certain Servicing Agreement, dated as of the Fourth Amendment and Restatement Date, among Parlex 2 CAD, Buyer, and Servicer, as the same may be amended, modified and/or restated from time to time, (vii) with respect to the Purchased Loans sold to Buyer by Wispar Seller, (A) for the servicing of such Purchased Loans, that certain Origination and Loan Administration Agreement, dated as of April 24, 2017, between WD-BXMT Lending LLC and Walker & Dunlop, LLC, as the same may be amended, modified and/or restated from time to time, and (B) for the sub-servicing of such Purchased Loans, that certain Servicing Agreement, dated as of August 26, 2021, among Wispar 5, Buyer and Midland Loan Services, a division of PNC Bank, National Association, as the same may be amended, modified and/or restated from time to time, (viii) that certain Servicing Agreement, dated on or about May 20, 2022, among Silver Fin II, Buyer, and Servicer, as the same may be amended, modified and/or restated from time to time, and (ix) any other servicing agreement entered into by a Seller, Buyer and any Servicer approved by Buyer for the servicing of Purchased Loans, as the same may be amended, modified and/or restated from time to time, and (b) with respect to each CLO Participation issued pursuant to a CLO Participation Agreement, (x) for so long as the corresponding CLO Non-Controlling Participation is an asset of the applicable CLO, the corresponding CLO Servicing Agreement and (y) at any time such corresponding CLO Non-Controlling Participation is not an asset of such CLO, the servicing agreement entered into in accordance with the applicable CLO Participation Agreement.
“Solvent” shall mean with respect to any Person at any time, having a state of affairs such that all of the following conditions are met at such time: (a) the fair value of the assets and property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy

Code, (b) the present fair salable value of the assets and property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s assets and property would constitute unreasonably small capital, and (e) with respect to any Australian Obligor, such Person is able to pay such Person’s debts as and when they fall due and payable, and such Person is solvent within the meaning of section 95A of the Australian Corporations Act, which will be the sole test for solvency of any such Australian Obligor.
“Transaction Documents” shall mean, collectively, this Agreement, any applicable Annexes to this Agreement, the Guaranty, any Custodial Agreement, any Blocked Account Agreement, any Servicing Agreement, any Joinder Agreement, the Omnibus Amendment, the Silver General Security Deed, the Silver Specific Security Deed (Trust Units), the Silver Specific Security Deed (Trustee Shares), the Silver Priority Deed, all Confirmations executed pursuant to this Agreement or the Original Agreement in connection with specific Transactions, any other documents or instruments relating to any such documents executed by Seller or Guarantor, and any written modifications, extensions, renewals, restatements, or replacements of any of the foregoing.
(b)The following defined terms are hereby added to Section 2 of the Repurchase Agreement in their appropriate alphabetical location as follows:
“Australian Corporations Act” shall mean the Corporations Act 2001 (Cth) of Australia.
“Australian Obligor” shall mean each of Silver Fin II and Silver Pledgor (Trust Units) and any other Person who may become obligated in respect of the Repurchase Obligations and is incorporated, or organized, in Australia.
“Silver Fin II” shall mean Silver Fin II Sub TC Pty Ltd, a proprietary company incorporated under the laws of Australia (ACN 657 021 577), acting in its personal capacity and as trustee of the Silver Fin II Sub Trust (ABN 36 362 640 907).
“Silver General Security Deed” shall mean that certain General Security Deed, dated as of May 20, 2022, from Silver Fin II in favor of Buyer.
“Silver Pledgor (Trust Units)” shall mean Silver Fin Hold TC Pty Ltd, a proprietary company incorporated under the laws of Australia (ACN 657 021 648), acting in its personal capacity and as trustee of the Silver Fin Hold Trust.
“Silver Pledgor (Trustee Shares)” shall mean Silver HoldCo I, LLC, a Delaware limited liability company.
“Silver Priority Deed” shall mean that certain Deed of Priority, dated as of May 20, 2022, among Buyer, Perpetual Corporate Trust Limited as trustee of the Parlex 2022-1 Issuer Trust and Silver Pledgor (Trust Units).
“Silver Specific Security Deed (Trust Units)” shall mean that certain Specific Security Deed (Units), dated as of May 20, 2022, from Silver Pledgor (Trust Units) in favor of Buyer.

“Silver Specific Security Deed (Trustee Shares)” shall mean that certain Specific Security Deed (Shares), dated as of May 20, 2022, from Silver Pledgor (Trustee Shares) in favor of Buyer.
(c)Section 3(j)(i) of the Repurchase Agreement is hereby deleted in its entirety and replaced with the following:
“(i)    shall subject Buyer to any tax of any kind whatsoever with respect to the Transaction Documents, any Purchased Loan or any Transaction, or change the basis of taxation of payments to Buyer in respect thereof (except for (i) Indemnified Taxes (with Other Taxes applying for this purpose without the proviso in the definition thereof), (ii) Taxes described in clauses (b) through (i) of the definition of Excluded Taxes and (iii) Connection Income Taxes); or”
(d)Section 5(a) of the Repurchase Agreement is hereby deleted in its entirety and replaced with the following:
“(a)    Each Cash Management Account shall be established at the Depository, which (i) in the case of the Cash Management Account established by Parlex 2, shall have been established on June 12, 2013, (ii) in the case of the Cash Management Account established by Parlex 2A, shall have been established on January 31, 2014, (iii) in the case of the Cash Management Account established by Parlex 2 UK, shall have been established on the Second Amendment and Restatement Date, (iv) in the case of the Cash Management Account established by Parlex 2 EUR, shall have been established on the Second Amendment and Restatement Date, (v) in the case of the Cash Management Account established by Parlex 2 AU, shall have been established on the Third Amendment and Restatement Date, (vi) in the case of the Cash Management Account established by Parlex 2 CAD, shall have been established on the Fourth Amendment and Restatement Date, (vii) in the case of the Cash Management Account established by Wispar 5, shall have been established on August 26, 2021, (viii) in the case of the Cash Management Account established by Silver Fin II, shall have been established on or about May 20, 2022, and (ix) in the case of any Cash Management Account established by any Person that joins as a Seller under this Agreement from time to time, shall be established concurrently with the execution and delivery of the Joinder Agreement by which such Person joins as a Seller under this Agreement. Buyer shall have sole dominion and control over each Cash Management Account. All Income in respect of the Purchased Loans and any payments in respect of associated Hedging Transactions, as well as any interest received from the reinvestment of such Income, shall be deposited directly into the applicable Cash Management Account and shall be remitted by the Depository in accordance with the provisions of the applicable Blocked Account Agreement and Servicing Agreement (which remittances shall be in conformity to the applicable provisions of Sections 5(d), 5(e), 5(f) and 14(b)(iii) of this Agreement).”
(e)Section 5(h) of the Repurchase Agreement is hereby modified by the insertion of the phrase “or Silver Fin II’s Cash Management Account, as applicable,” after the phrase “Parlex 2 AU’s Cash Management Account”.
(f)Section 6 of the Repurchase Agreement is hereby modified by the deletion of the final paragraph of such section and the replacement thereof with the following:
“With respect to each Foreign Purchased Loan (AU), to the extent the law permits, (a) for the purposes of section 115(1) and 115(7) of the PPSA, Buyer need not comply with sections 95, 118, 121(4), 125, 130, 132(3)(d) or 132(4); and sections 142 and 143 are excluded; (b) for the purposes of section 115(7) of the PPSA, Buyer need not comply with sections 132 and 137(3); and (c) each of Parlex 2 AU and Silver Fin II agrees not to exercise its rights to make any request of Buyer under section 275 of the PPSA, to authorize the disclosure of any information under that section or to waive any duty of confidence that would otherwise permit non-disclosure under that section.”
(g)Section 10(b)(xx) of the Repurchase Agreement is hereby deleted in its entirety and replaced with the following:
“(xx)    Notice Address; Jurisdiction of Organization. On the date of this Agreement, Seller’s address for notices is as set forth in Annex I. With respect to each Seller other than Silver Fin II, such Seller’s jurisdiction of organization is Delaware. With respect to Silver Fin II, Silver Fin II’s jurisdiction of organization is New South Wales. The location where Seller keeps its books and records, including all computer tapes and records relating to the Collateral, is its notice address.”
(h)Section 10(b)(xxii) of the Repurchase Agreement is hereby deleted in its entirety and replaced with the following:
“(xxii)    Centre of Main Interests. Seller has not (A) taken any action that would cause its “centre of main interests” (as such term is used in Section 3(1) of the Regulation (EU) No. 2015/848 on Insolvency Proceedings (the “Recast Insolvency Regulation”)) to be located in the United Kingdom or Europe, (B) with respect to each Seller other than Silver Fin II, registered as a company in any jurisdiction other than Delaware, or (C) with respect to Silver Fin II, registered as a company in any jurisdiction other than New South Wales.”
(i)Section 10(b) of the Repurchase Agreement is hereby modified by the addition of the following after Section 10(b)(xxii) thereof:
“(xxiii)    Trustee. With respect to each Australian Obligor, such Australian Obligor is not the trustee of any trust or settlement other than as disclosed to, and accepted by, Buyer.
(xxiv)    Related Party Benefit and Financial Assistance. With respect to each Australian Obligor, such Australian Obligor has not contravened nor will it contravene Chapter 2E or 2J.3 of the Australian Corporations Act by entering into any Transaction Document to which it is a party or participating in any transaction in connection with any Transaction Document to which it is a party.
(xxv)    PPSA Details. With respect to each Australian Obligor, except as disclosed in writing by such Australian Obligor, or on such Australian Obligor’s behalf, such Australian Obligor’s details in respect of its name and applicable company number (or other equivalent corporate identifier) set out in any Transaction Document governed by the laws of Australia or the state or territories thereof are true and correct in all respects and reflects the information contained in the source from which information in relation to it must be taken for the purposes of the PPSA in order to register a financing statement in respect of any liens granted under any Transaction Document.”
(j)The following Section 11(l) shall be added to the Repurchase Agreement in its proper location and Sections 11(j) and 11(k) of the Repurchase Agreement are hereby deleted in their entirety and replaced with the following:
“(j)    (i) take any action that will cause its “centre of main interests” (as such term is used in the Recast Insolvency Regulation) to be located in the United Kingdom or

Europe, (ii) with respect to each Seller other than Silver Fin II, register as a company in any jurisdiction other than Delaware, or (iii) with respect to Silver Fin II, register as a company in any jurisdiction other than New South Wales;
(k)    suffer a Change of Control that Buyer has not consented to or enter into or permit any Division/Series Transaction with respect to Seller; or
(l)    with respect to each Australian Obligor, other than as disclosed to and approved by Buyer in writing prior to the date it became an Australian Obligor, become a trustee of any trust or settlement without the prior written consent of Buyer (acting reasonably).”
(k)Section 31(d) of the Repurchase Agreement is hereby deleted in its entirety and replaced with the following:
“(d)    Buyer shall deliver to Seller such documentation as prescribed by applicable law or as reasonably requested by Seller as will enable Seller to determine whether or not payments hereunder or under any other Transaction Document to or for the benefit of Buyer (or any assignee or participant thereof) is subject to tax withholding, backup withholding or information reporting requirements. Without limiting the generality of the foregoing, if Buyer (or an assignee or participant thereof) is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Transaction Document, Buyer shall deliver to Seller, at the time or times prescribed by applicable law and otherwise as reasonably requested by Seller, such information, Australian tax file number, Australian Business Number or any other number or exemption details or properly completed and executed documentation as prescribed by applicable law or as reasonably requested by Seller as will permit such payments to be made without withholding or at a reduced rate of withholding. Without limiting the generality of the foregoing:
(i)    On or prior to the date on which Buyer becomes a Buyer under this Agreement and prior to the entry in the Register of any assignment to a U.S. Person (and from time to time thereafter as required by applicable law or upon the reasonable request of Seller) Buyer shall deliver to Seller two (2) executed originals of IRS Form W-9 (or successor forms) certifying that Buyer (and/or such assignee) is exempt from U.S. federal backup withholding tax.
(ii)    On or prior to entry in the Register of an assignment to an assignee that is not a U.S. Person (and from time to time thereafter as required by applicable law or upon the reasonable request of Seller) Buyer shall deliver to Seller two (2) executed originals of IRS Forms W-8ECI, W-8BEN, W-8BEN-E, W-8IMY (or any successor forms thereof, as applicable) or other applicable form, certificate or document prescribed by the United States Internal Revenue Service certifying as to such person’s entitlement to exemption from, or reduction in the rate of, withholding Taxes.”
(l)Sections 31(i) and 31(j) of the Repurchase Agreement are hereby deleted in their entirety and replaced with the following:
“(i)    Buyer on the one hand, and each of Parlex 2 UK, Parlex 2 EUR, Parlex 2 AU, Parlex 2 CAD and Silver Fin II (as relevant) on the other hand, each confirm that it will take all steps (including without limitation the completion of procedural formalities) reasonably required by the other such that payments by the obligors in respect of the Foreign Purchased Loans can be made without deduction or withholding for or on account of tax so far as legally permissible.

(j)    Buyer (and each of its designees) and Parlex 2 UK each confirm that it is entitled to full exemption from tax imposed by the United Kingdom on interest under the terms of the double taxation agreement between the United Kingdom and the United States of America. Buyer (and each of its designees), Parlex 2 AU and Silver Fin II each confirm that: (i) it is entitled to full exemption from Australian interest withholding tax under Division 11A of Part III of the Tax Act or Subdivision 12-F of Schedule 1 to the Taxation Administration Act 1953 (Cth), or (ii) it is not subject to Australian interest withholding tax on the basis that it derives the relevant payment of interest in carrying on a business in Australia at or through a permanent establishment of that entity in Australia for purposes of subparagraph 128B(3)(h)(ii) of the Tax Act.”
(m)Exhibit VI-III to the Repurchase Agreement is hereby modified by the deletion of the phrase “Parlex 2 AU” and the insertion in its place of the word “Seller”.
2.Conditions Precedent. The effectiveness of this Amendment and, without limiting any of the terms and conditions set forth in the Repurchase Agreement with respect to a Transaction (including, without limitation (x) the “Transaction Conditions Precedent” specified in Section 3(b) of the Repurchase Agreement and (y) Section 4(h) of the Repurchase Agreement), the agreement of Buyer to enter into the Transaction (the “Silver Transaction”) for the Purchased Loan known as “Project Silver” (the “Silver Purchased Loan”), including Buyer’s obligation to fund the Purchase Price in respect of the Silver Purchased Loan, shall be subject to the satisfaction of all of the following conditions (each in form and substance satisfactory to Buyer):
(n)the execution and delivery of this Amendment by Buyer and Seller;
(o)the execution and delivery of that certain Omnibus Amendment to Other Transaction Documents and Reaffirmation of Limited Guaranty, dated as of the date hereof, by Buyer, Seller, Guarantor and the Custodian; and
(p)the satisfaction of all of the additional conditions precedent set forth on Appendix A attached hereto.
3.Representations and Warranties Regarding the Silver Purchased Loan. Seller represents and warrants to Buyer that the Silver Purchased Loan, as of the related Purchase Date for the Silver Transaction and as of any Business Day on which Margin Excess is made available by Buyer to Seller which increases the outstanding Purchase Price of the Silver Purchased Loan, conforms to the applicable representations and warranties set forth in Appendix B attached hereto in all material respects, except as disclosed to Buyer in writing. Buyer and Seller agree that the representations and warranties set forth in Appendix B attached hereto shall apply only to the Silver Purchased Loan and not to any other Purchased Loan sold in a Transaction under the Repurchase Agreement.
4.Seller’s Representations. Seller has taken all necessary action to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered by or on behalf of Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles. No Event of Default has occurred and is continuing, and no Event of Default will occur as a result of the execution, delivery and performance by Seller of this Amendment. Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Seller of this Amendment has been obtained and is in full force and effect (other than consents, approvals, authorizations, orders, registrations or qualifications that if not obtained, are not reasonably likely to have a Material Adverse Effect).

5.Full Force and Effect. Except as expressly modified hereby, all of the terms, covenants and conditions of the Repurchase Agreement and the other Transaction Documents remain unmodified and in full force and effect and are hereby ratified and confirmed by Seller. Any inconsistency between this Amendment and the Repurchase Agreement (as it existed before this Amendment) shall be resolved in favor of this Amendment, whether or not this Amendment specifically modifies the particular provision(s) in the Repurchase Agreement inconsistent with this Amendment. All references to the “Agreement” in the Repurchase Agreement or to the “Repurchase Agreement” in any of the other Transaction Documents shall mean and refer to the Repurchase Agreement as modified and amended hereby.
6.No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Buyer under the Repurchase Agreement, any of the other Transaction Documents or any other document, instrument or agreement executed and/or delivered in connection therewith.
7.Headings. Each of the captions contained in this Amendment are for the convenience of reference only and shall not define or limit the provisions hereof.
8.Counterparts. This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement. Signatures delivered by email (in PDF format) shall be considered binding with the same force and effect as original signatures
9.Governing Law. This Amendment shall be governed in accordance with the terms and provisions of Section 20 of the Repurchase Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written and effective as of the Effective Date.
BUYER:
CITIBANK, N.A.
By:        /s/ Lindsay DeChiaro
Name:    Lindsay DeChiaro
Title:    Authorized Signatory

[SIGNATURES CONTINUE ON NEXT PAGE]
[Signature Page to Third Amendment to Fifth Amended and Restated Master Repurchase Agreement]

SELLER:
PARLEX 2 FINANCE, LLC,
a Delaware limited liability company

By:        /s/ Douglas N. Armer
Name:    Douglas N. Armer
Title:    Executive Vice President, Capital Markets and Treasurer

PARLEX 2A FINCO, LLC,
a Delaware limited liability company

By:        /s/ Douglas N. Armer
Name:    Douglas N. Armer
Title:    Executive Vice President, Capital Markets and Treasurer

PARLEX 2 UK FINCO, LLC,
a Delaware limited liability company

By:        /s/ Douglas N. Armer
Name:    Douglas N. Armer
Title:    Executive Vice President, Capital Markets and Treasurer

PARLEX 2 EUR FINCO, LLC,
a Delaware limited liability company

By:        /s/ Douglas N. Armer
Name:    Douglas N. Armer
Title:    Executive Vice President, Capital Markets and Treasurer

[SIGNATURES CONTINUE ON NEXT PAGE]

[Signature Page to Third Amendment to Fifth Amended and Restated Master Repurchase Agreement]

PARLEX 2 AU FINCO, LLC,
a Delaware limited liability company

By:        /s/ Douglas N. Armer
Name:    Douglas N. Armer
Title:    Executive Vice President, Capital Markets and Treasurer

PARLEX 2 CAD FINCO, LLC,
a Delaware limited liability company

By:        /s/ Douglas N. Armer
Name:    Douglas N. Armer
Title:    Executive Vice President, Capital Markets and Treasurer

WISPAR 5 FINCO, LLC,
a Delaware limited liability company

By:        /s/ Douglas N. Armer
Name:    Douglas N. Armer
Title:    Executive Vice President, Capital Markets and Treasurer

Executed by SILVER FIN II SUB TC PTY LTD in its personal capacity and as trustee for Silver Fin II Sub Trust in accordance with section 127 of the Corporations Act 2001 (Cth):
/s/ Christopher John Tynan	/s/ Craig Watson Newman
Signature of director	Signature of company secretary/director [delete position as appropriate]

Full name of director who states that they are a director of Silver Fin II Sub TC Pty Ltd	Full name of company secretary/director [delete position as appropriate] who states that they are a company secretary/director [delete position as appropriate] of Silver Fin II Sub TC Pty Ltd
[Signature Page to Third Amendment to Fifth Amended and Restated Master Repurchase Agreement]

APPENDIX A
Additional Conditions Precedent
I.Defined Terms. For purposes of this Appendix A, the following terms shall be defined as set forth below. In addition, all capitalized terms used in this Appendix A and not otherwise defined in this Amendment shall have the respective meanings set forth in the Repurchase Agreement as modified and amended by this Amendment.
“Commitment Letter” shall mean the Commitment Letter, dated as of February 14, 2022, by and between Buyer and Guarantor.
“Silver Approved Valuation” shall mean a valuation of the relevant Obligor’s (as defined in the Silver Facility Agreement) interest in the relevant Mortgaged Property or, as the context requires, Mortgaged Properties for the Silver Purchased Loan (addressed to and capable of being relied upon by, Silver Fin II (among other “Lenders” (as defined in the Silver Facility Agreement)), and otherwise in form and substance satisfactory to Buyer, and prepared by and issued by a Valuer on the basis of the market value basis as that term is defined in the then current Royal Institution of Chartered Surveyors Appraisal and Valuation Standards (or its internationally recognized equivalent in any jurisdiction). As used in this definition, “Valuer” means an internationally recognized firm of surveyors or valuers approved by Buyer, such approval not to be unreasonably withheld, conditioned or delayed. For purposes of this Amendment, the following are pre-approved by Buyer as Valuers as of the date hereof: CBRE, Inc., Cushman & Wakefield, Inc., Savills, Jones Lang LaSalle and Knight Frank LLP.
“Silver Facility Agreement” shall mean the syndicated senior facilities agreement dated on or about the date of this Amendment between, amongst others, SS Silver Finco Pty Ltd, as original borrower, Silver Fin II, as an original lender, Trimont Agency Pty Limited, as facility agent, and TREA St Pty Limited, as security agent.
“Silver Intercreditor Agreement” shall mean the intercreditor agreement dated on or about the date of this Amendment between, amongst others, SS Silver Finco Pty Ltd, as original borrower, and Trimont Agency Pty Limited, as facility agent.
“Silver Transaction Agreed Intercreditor Agreement Precedent” shall have the meaning given to “Agreed Intercreditor Agreement Precedent” in the Silver Transaction Commitment Letter.
“Silver Transaction Agreed Precedents” shall have the meaning given to “Agreed Precedents” in the Silver Transaction Commitment Letter.
“Silver Transaction Agreed Senior Facilities Precedent” shall have the meaning given to “Agreed Senior Facilities Precedent” in the Silver Transaction Commitment Letter.
“Silver Transaction BXMT Approved CPs” shall mean each of the following documentary conditions precedent referred to in the following paragraphs of Exhibit A (Documentary Conditions Precedent) of the Silver Transaction Commitment Letter:
(a)Paragraph (a) (Constitutional documents);
(b)Paragraph (b) (Corporate approvals);
(c)Paragraph (c) (Specimen signatures);
Appendix A-1

(d)Paragraph (d) (Director’s certificates);
(e)Paragraph (e) (Whitewash documentation);
(f)Paragraph (i) (Security ancillaries);
(g)Paragraph (j)(viii) (Reports);
(h)Paragraph (k) (Legal opinions);
(i)Paragraph (l)(ii) (Acquisition Documents);
(j)Paragraph (o) (Financial Information);
(k)Paragraph (p) (Accounts);
(l)Paragraph (q) (Valuation);
(m)Paragraph (r) (Structure chart);
(n)Paragraph (s) (KYC); and
(o)Paragraph (w) (Searches).
“Silver Transaction BXMT/Citi Approved CPs” means each of the following documentary conditions precedent referred to in the following paragraphs of Exhibit A (Documentary Conditions Precedent) of the Silver Transaction Commitment Letter:
(a)Paragraph (f) (Facilities Documentation);
(b)Paragraph (g) (Security Documents) (Original Obligors);
(c)Paragraph (h) (Form of Security for Target Group);
(d)Paragraphs (j)(i) – (vii) (inclusive) (Reports), subject to paragraph 3(e) of the Commitment Letter;
(e)Paragraph (l)(i) (Acquisition Documents), subject to paragraph 3(e) of the Commitment Letter;
(f)Paragraph (m) (Refinancing steps / existing security);
(g)Paragraph (n) (Regulatory), provided that if the approval described under paragraph (n)(i) is unconditional or contains conditions which have been satisfied in full, such approval will not be required to be in form and substance satisfactory to Buyer;
(h)Paragraph (t) (Closing Certificates);
(i)Paragraph (u) (Fees); and
(j)Paragraph (v) (Sources and Uses Statement).
Appendix A-2

“Silver Transaction Commitment Letter” shall mean the commitment letter, including the term sheet appended thereto, in respect of the Silver Facility Agreement dated 14 February 2022 as between SS Silver Finco Pty Ltd, SS Silver II Pty Ltd, Silver Fin Sub TC Pty Ltd as trustee for Silver Fin Sub Trust, Elements Sub TC Pty Ltd as trustee for Elements Sub Trust, SPT Victoria Holdings 1 Ltd, SPT Victoria Holdings 2 Ltd, SREIT Project Silver Lender I, L.L.C. and SREIT Project Silver Lender II, L.L.C.
“Silver Transaction Documentation Principles” shall have the meaning given to that term in the Silver Transaction Commitment Letter.
“Silver Transaction Facility Agreement Certain Funds Default” shall have the meaning given to “Major Event of Default” in the Silver Facility Agreement.
“Silver Transaction Facility Agreement Change of Control” shall have the meaning given to “Change of Control” in the Silver Facility Agreement.
“Silver Transaction Facility Agreement Illegality Event” shall mean the occurrence of an event described in subparagraph (a)(iv) of Clause 4.4 (Utilisations during the Certain Funds Period) of the Silver Facility Agreement in relation to Silver Fin II.
“Silver Transaction Facility Agreement Regulatory Drawstop Event” shall have the meaning given to “Regulatory Drawstop Event” in the Silver Facility Agreement.
“Silver Transaction Purchased Loan Document” shall mean any Purchased Loan Document in connection with the Silver Purchased Loan, including, without limitation, the Silver Facility Agreement, any related conditions precedent and those documents executed in connection with securing, evidencing or governing the Silver Purchased Loan, and each “Finance Document” as defined in the Silver Facility Agreement.
“Silver Transaction Repo Default” shall mean a Default is continuing, or would exist immediately after, the payment of the Purchase Price in relation to the Silver Transaction:
(a)under:
(i)Section 14(a)(i) (Failure to repurchase);
(ii)Section 14(a)(ii) (Failure to cure any margin deficit);
(iii)Section 14(a)(iii) (Borrower/guarantor insolvency);
(iv)Section 14(a)(v) (Buyer ceases to have unencumbered title to purchased assets);
(v)Section 14(a)(vii) (Payment default);
(vi)Section 14(a)(xi) (Unenforceability of transaction documents), with respect to the representation at Section 10(b)(ii) (Due Execution; Enforceability);
(vii)Section 14(a)(xi) (Misrepresentation) (but only in relation to the following representations: Section 10(b)(x) (Due authorisation); Section 10(b)(i) (Status of organisation / registration); Section 10(b)(ii) (Due execution); Section 10(b)(iii) (Non-contravention); Section 10(b)(vi) (Seller title to purchased assets prior to purchase by buyer); in respect of the Silver
Appendix A-3

Purchased Loan only, Section 10(b)(viii) (Reps regarding purchased assets and delivery of purchased assets); and Section 10(b)(ix) (Seller solvency); and
(viii)Section 14(a)(xv) (Breach of negative covenants) (but only in relation to the following negative covenants: Section 11(b) (Dealings with Purchased Assets inconsistent with repo); Section 11(c) (restriction on liens); Section 13(l) (No merger); and Section 13(i) (Restrictions on Indebtedness)); or
(b)under, in each case, in respect of the Silver Transaction and the Silver Purchased Loan only:
(ix)Section 14(a)(xv) (Breach of negative covenants) (but only in relation to the following negative covenants: Section 11(a) (No impairment of Buyer title to Purchased Assets); Section 11(f) (No Significant Modification without consent); and Section 13(f) (No Seller right or interest in Purchased Asset / Mortgaged Property unless a Purchased Asset)); and
(x)Section 14(xi) (Misrepresentation) (but only in relation to the following representations: Section 10(b)(vi) (Good Title to Purchased Assets); and, in respect of the Purchased Asset only, Section 10(b)(viii) (Representations and Warranties Regarding Purchased Loans; Delivery of Purchased Lan File)),
unless (in respect of those Defaults listed under clauses (a) and (b) above), such Default has been remedied or waived with the prior written consent of Buyer (such consent not to be unreasonably, delayed or conditioned).
“Silver Transaction Significant Modification” shall mean a significant modification to the terms specified in the Silver Transaction Agreed Senior Facilities Precedent (as amended by the Silver Transaction Commitment Letter) which, when taken in the context of the size and nature of the Silver Transaction contemplated by the Silver Transaction Commitment Letter, the Commitment Letter and the Transaction Documents, taken as a whole, in the opinion of Buyer, determined in Buyer’s commercially reasonable discretion, is materially adverse to the interests of Buyer under the Silver Transaction.
II.Additional Conditions Precedent. The agreement of Buyer to enter into the Silver Transaction (including Buyer’s obligation to fund the Purchase Price in respect of the Silver Purchased Loan) is subject to the satisfaction of all of the following conditions, each of which shall be satisfactory in form and substance to Buyer (and the Transaction Conditions Precedent for the Silver Transaction shall include the following):
(a)    Prior to or concurrently with the making of the Silver Transaction, the following documents shall have been delivered to Buyer:
(i)a Joinder Agreement with respect to Silver Fin II substantially in the form of Exhibit XI to the Repurchase Agreement, duly executed by each of the parties thereto;
(ii)a power of attorney from Silver Fin II substantially in the form of Exhibit VI-B to the Repurchase Agreement, duly completed and executed;
(iii)the Servicing Agreement with respect to the servicing of Purchased Loans sold to Buyer by Silver Fin II, duly executed by each of the parties thereto;
Appendix A-4

(iv)the Blocked Account Control Agreement relating to the Cash Management Account established by Silver Fin II, duly executed by each of the parties thereto;
(v)the Silver General Security Deed, duly executed by each of the parties thereto;
(vi)the Silver Specific Security Deed (Trust Units), duly executed by each of the parties thereto;
(vii)the Silver Specific Security Deed (Trustee Shares), duly executed by each of the parties thereto;
(viii)a blank transfer form executed by:
(A)Silver Pledgor (Trust Units) in respect of all of the units in the Silver Fin II Sub Trust;
(B)Silver Pledgor (Trustee Shares) in respect of all of the shares in Silver Fin II;
(ix)the certificate for each unit in the Silver Fin II Sub Trust;
(x)the certificate for each share in Silver Fin II;
(xi)the Silver Priority Deed, duly executed by each of the parties thereto;
(xii)a letter agreement with respect to the maximum Facility Amount, duly executed by Buyer and Seller;
(xiii)legal opinions of counsel to Seller and Guarantor, including, without limitation, as to authority, enforceability, perfection under the UCC, bankruptcy safe harbor, the Investment Company Act of 1940 and other matters relating to the laws of the United States of America;
(xiv)a legal opinion of outside counsel to Buyer in respect of Silver Fin II in form and substance reasonably acceptable to Buyer, including, without limitation, as to the enforceability of each Transaction Document governed by the laws of an Australian jurisdiction, and the capacity of, and execution by, Silver Fin II;
(xv)with respect to each of Silver Fin II and Silver Pledgor (Trust Units), a verification certificate dated on or about the date of this Amendment, attaching certified true, correct and complete copies of certificates of incorporation, corporate constitutions, trust deeds, extracts of board resolutions and (if applicable) trust resolutions and (if applicable) powers of attorney;
(xvi)with respect to Silver Pledgor (Trustee Shares), an officer’s certificate dated on or about the date of this Amendment, attaching certified true, correct and complete copies of a good standing certificate, its organizational documents and resolutions (or similar authority documents) authorizing and approving the execution, delivery and performance of the Transaction Documents to which it is a party and each other document to be delivered by Silver Pledgor (Trustee Shares) from time to time in connection therewith;
(xvii)UCC financing statements for filing in the District of Columbia and the State of Delaware, naming Silver Fin II, Silver Pledgor (Trust Units) or Silver Pledgor
Appendix A-5

(Trustee Shares) as applicable as “Debtor” and Buyer as “Secured Party” (and PPSA financing statements for registration on the PPS Register, as applicable), together with any other documents necessary or reasonably requested by Buyer to perfect the security interests granted by Silver Fin II, Silver Pledgor (Trust Units) and Silver Pledgor (Trustee Shares) in favor of Buyer under the Transaction Documents; and
(xviii)with respect to the Silver Purchased Loan:
(C)the Confirmation, duly completed and executed by Buyer and Seller;
(D)the Foreign Assignment Agreement, duly executed by each of the parties thereto;
(E)the Transfer Certificate duly executed by Silver Fin II and any other party thereto with the name of the transferee or assignee (howsoever described) and dated in blank;
(F)the Irrevocable Direction Letter, duly executed by each of the parties thereto;
(G)the exceptions to the representations and warranties set forth on Appendix B to this Amendment, duly executed by Silver Fin II;
(H)with respect to copies of any documents for the Silver Purchased Loan which have been delivered or are being delivered to recording offices for recording, an officer’s certificate certifying that such copies are true, correct and complete copies of the originals, which have been transmitted for recordation;
(I)the Custodial Delivery, duly executed by Silver Fin II;
(J)the Attorney’s Bailee Letter, duly executed by each of the parties thereto; and
(K)copies of each of the following:
(1)the Silver Transaction Commitment Letter;
(2)the Silver Facility Agreement;
(3)the Silver Intercreditor Agreement;
(4)each other Silver Transaction Purchased Loan Document;
(5)the Silver Approved Valuation;
(6)the Silver Transaction BXMT Approved CPs; and
(7)the Silver Transaction BXMT/Citi Approved CPs,
in each case, duly completed and executed by each party thereto (where applicable), and provided that:
Appendix A-6

(I)in the case of the Silver Facility Agreement, it will automatically be considered to be in form and substance satisfactory to Buyer for all purposes hereunder if:
a.the Silver Facility Agreement is substantially in the form of the Silver Transaction Agreed Senior Facilities Precedent amended as contemplated by the Silver Transaction Commitment Letter, with such other amendments made in accordance with the Silver Transaction Documentation Principles, provided that such amendments would not constitute a Silver Transaction Significant Modification; or
b.where the Silver Facility Agreement is not in the form of the Silver Transaction Agreed Senior Facilities Precedent amended as contemplated by the Silver Transaction Commitment Letter, and such deviation from the Silver Transaction Agreed Senior Facilities Precedent amended as contemplated by the Silver Transaction Commitment Letter, constitutes a Silver Transaction Significant Modification to the terms specified in the Silver Transaction Agreed Senior Facilities Precedent amended as contemplated by the Silver Transaction Commitment Letter, the prior written consent of Buyer has been obtained (such consent to be in Buyer’s good faith and not to be unreasonably withheld, conditioned or delayed);
(II)in the case of the Silver Intercreditor Agreement, it will automatically be considered to be in form and substance satisfactory to Buyer for all purposes hereunder if:
c.the Silver Intercreditor Agreement is substantially in the form of the Silver Transaction Agreed Intercreditor Agreement Precedent amended as contemplated by the Silver Transaction Commitment Letter, with such other amendments made in accordance with the Silver Transaction Documentation Principles, provided that such amendments would not constitute a Silver Transaction Significant Modification; or
d.where the Silver Intercreditor Agreement is not in the form of the Agreed Intercreditor Agreement Precedent amended as contemplated by the Silver Transaction Commitment Letter, and such other deviation from the Silver Transaction Agreed Intercreditor Agreement Precedent amended as contemplated by the Silver Transaction Commitment Letter, constitutes a Silver Transaction Significant Modification to the terms specified in the Silver Transaction Agreed Intercreditor
Appendix A-7

Agreement Precedent amended as contemplated by the Silver Transaction Commitment Letter, the prior written consent of Buyer has been obtained (such consent to be in Buyer’s good faith and not to be unreasonably withheld, conditioned or delayed);
(III)in the case of any other Silver Transaction Purchased Loan Document, it will automatically be considered to be in form and substance satisfactory to Buyer for all purposes hereunder if:
e.such documents are in the form of the Silver Transaction Agreed Precedents amended as contemplated by the Silver Transaction Commitment Letter made in accordance with the Silver Transaction Documentation Principles, provided that such amendments would not constitute a Silver Transaction Significant Modification; or
f.where such documents are not in the form of the Silver Transaction Agreed Precedents amended as contemplated by the Silver Transaction Commitment Letter, and such deviation from the relevant Silver Transaction Agreed Precedent amended as contemplated by the Silver Transaction Commitment Letter constitutes a Silver Transaction Significant Modification to the terms specified in the relevant Silver Transaction Agreed Precedent amended as contemplated by the Silver Transaction Commitment Letter, the prior written consent of Buyer has been obtained (such consent to be in Buyer’s good faith and not to be unreasonably withheld, conditioned or delayed);
(IV)in the case of the Silver Transaction BXMT Approved CPs, such documentary conditions precedent do not need to be delivered in form and substance satisfactory to Buyer; and
(V)in the case of each Silver Transaction BXMT/Citi Approved CPs, such Silver Transaction BXMT/Citi Approved CP will automatically be considered to be in form and substance satisfactory to Buyer if:
a.it has been approved by Silver Fin II; and
b.approving the relevant Silver Transaction BXMT/Citi Approved CP (other than any Silver Transaction Purchased Loan Document) in the form presented to Buyer would not, when taken in the context of the size and nature of the Silver Transaction contemplated by the Silver Transaction Commitment Letter, the Commitment Letter and the Transaction Documents, taken as a whole, taken as
Appendix A-8

a whole, in the reasonable opinion of Buyer, be materially adverse to the interests of Buyer under the Silver Transaction.
(b)    The satisfaction of the following conditions precedent, both immediately prior to entering into the Silver Transaction, and also after giving effect to the consummation of the Silver Transaction and the intended use of the proceeds thereof:
(i)no Silver Transaction Repo Default has occurred and is continuing;
(ii)it would not be unlawful under the laws of any relevant jurisdiction for Buyer to enter into the Silver Transaction;
(iii)no Silver Transaction Facility Agreement Regulatory Drawstop Event has occurred and is continuing, unless such Silver Transaction Facility Agreement Regulatory Drawstop Event has been waived with the prior written consent of Buyer (such consent not to be unreasonably withheld, conditioned or delayed and deemed to be given where Buyer has failed to respond to a request to waive such Silver Transaction Facility Agreement Regulatory Drawstop Event within a reasonable timeframe);
(iv)no Silver Transaction Facility Agreement Certain Funds Default has occurred and is continuing, unless such Silver Transaction Facility Agreement Certain Funds Default has been waived with the prior written consent of Buyer (such consent not to be unreasonably withheld, conditioned or delayed and deemed to be given where Buyer has failed to respond to a request to waive such Silver Transaction Facility Agreement Certain Funds Default within a reasonable timeframe);
(v)no Silver Transaction Facility Agreement Change of Control has occurred, unless such Silver Transaction Facility Agreement Change of Control has been waived with the prior written consent of Buyer (such consent not to be unreasonably withheld, conditioned or delayed and deemed to be given where Buyer has failed to respond to a request to waive such Silver Transaction Facility Agreement Change of Control within a reasonable timeframe);
(vi)no Silver Transaction Facility Agreement Illegality Event has occurred and is continuing, unless such Silver Transaction Facility Agreement Illegality Event has been waived with the prior written consent of Buyer;
(vii)the Silver Transaction Commitment Letter has not been terminated by, or in respect of, Silver Fin II (other than as a result of the Silver Facility Agreement being entered into by Silver Fin II);
(viii)Silver Fin II has not notified Buyer that the “Obligors” under, and as defined in, the Silver Facility Agreement have conclusively withdrawn or terminated its pursuit of the acquisition of Crown Resorts Limited;
(ix)the “Acquisition Agreements” (as defined in the Silver Transaction Commitment Letter) have not been terminated; and
(x)Crown Resorts Limited has not entered into a scheme implementation agreement (or any other acquisition agreement) in respect of the sale of a portion or all the equity interests of Crown Resorts Limited to a purchaser other than the “Obligors” under, and as defined in, the Silver Facility Agreement.
Appendix A-9

APPENDIX B
Representations and Warranties Regarding the Silver Purchased Loan
A.    Defined Terms. For purposes of this Appendix B, the following terms shall be defined as set forth below. In addition, all capitalized terms used in this Appendix B and not otherwise defined in this Amendment shall have the respective meanings set forth in the Repurchase Agreement as modified and amended by this Amendment.
“Appraised Value” means in relation to any underlying Mortgaged Property comprising real estate the value set forth in a valuation made in connection with the origination of the related Purchased Loan (or, where available, the most recent valuation received by Seller prior to Seller’s purchase of a financial interest in such underlying Mortgaged Property comprising real estate) equal to the value of such underlying Mortgaged Property comprising real estate.
“Eligible Interest” means, in relation to the Purchased Loan, 100 percent (100%) of Seller’s unencumbered ownership of any loan advanced by Seller on a secured basis to any company or entity (which interest, for the avoidance of doubt, refers to the lender’s participation in the relevant debt instrument held by the lender and shall not be construed as a requirement that the lender hold the entire loan facility which is made available to a borrower).
“Ground Lease” means a lease for all or any portion of the real property comprising the underlying Mortgaged Property comprising real estate, the Ground Lessee’s interest in which is held by the Mortgagor in respect of the Purchased Loan.
“Ground Lessee” means the ground lessee under a Ground Lease.
“Information” means, with respect to the Purchased Loan, the documents, reports and written information required to be provided by or on behalf of Seller in connection with the pledge of the same by Seller under the Repurchase Agreement, including any conditions precedent thereto.
“PEXA” means the Australian electronic lodgement network in relation to real property known as “Property Exchange Australia”.
“Reservations” means:
(a)    the principles that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement on public policy grounds or by laws relating to bankruptcy, administration, examinership, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors; and
(b)    the time barring of claims under any applicable limitation acts, statutes or equivalent laws, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty in the applicable State or Territory of Australia may be void and defences of set-off or counterclaim.
B.    Representations and Warranties
1.1.Compliance with law
Such Purchased Loan complies in all material respects with (or is exempt from) all applicable Requirements of Law relating to such Purchased Loan.
1.2.Ownership
Appendix B-1

(a)Seller will, immediately prior to the purchase of the same by Buyer from Seller, have an Eligible Interest in such Purchased Loan.
(b)    Immediately prior to the purchase of such Purchased Loan by Buyer from Seller, Seller had good marketable title to, and was the sole legal and beneficial owner of, the Eligible Interest in such Purchased Loan or otherwise had sufficient right, interest or power to grant a security interest in the Purchased Loan, free and clear of any and all Liens.
(c)    The entry into by Seller of the Repurchase Agreement and this Amendment (and the agreements contemplated thereby) in relation to such Purchased Loan does not require Seller to obtain any approval, consent, authorisation or order of or registration or filing with or notice to, any court or Governmental Authority that has not been obtained.
1.3.No default
(a)    The Purchased Asset is thirty (30) days or more delinquent in payment of principal and interest payable under the related Purchased Asset Documents and no Purchased Asset has been thirty (30) days or more past due (without giving effect to any applicable grace period).
(b)    To Seller’s Actual Knowledge, (i) there is no other default under any of the related Purchased Asset Documents, after giving effect to any applicable notice and/or grace period and no such default or breach has been waived in writing by Seller or on its behalf or by Seller’s predecessors-in-interest with respect to the Purchased Asset; (ii) no event has occurred that, with the passing of time or giving notice, would constitute a default under the related Purchased Asset Documents, which in the case of clause (i) or (ii) would materially and adversely affect the value of the Purchased Asset or the value, use or operation of the related underlying Mortgaged Property. No Purchased Asset has been accelerated and no enforcement has been initiated in respect of the related Mortgage.
(c)    If the related Mortgage or other Purchased Asset Documents provide for a grace period for delinquent payments of principal and/or interest, such grace period is no longer than ten (10) days from the applicable payment date.
1.4.Nature
The Purchased Loan (exclusive of any default interest, late charges or prepayment premiums) is a fixed rate mortgage loan or floating rate mortgage loan with a fixed term.
1.5.Information
To Seller’s Actual Knowledge, all information contained in the related Due Diligence Package (or as otherwise provided to Buyer) in respect of the Purchased Loan is true, complete and accurate in all material respects.
1.6.Solvency
The relevant Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganisation, insolvency, moratorium, administration, examinership or similar insolvency proceeding under applicable law.
1.7.Mortgages
Subject to the Reservations, the Mortgages related to and delivered in connection with such Purchased Loan constitute valid and enforceable first priority mortgages upon the related underlying Mortgaged Property comprising real estate prior to all other Liens, except for:
Appendix B-2

(a)    any Lien arising by operation of law and in the ordinary course of trading of the relevant Mortgagor;
(b)    matters to which like properties are commonly subject; and
(c)    any other matters expressly agreed by Buyer,
and none of which matters referred to in item (a) above materially interferes with the security provided by such Mortgage or the marketability or current use of the underlying Mortgaged Property comprising real estate or the current ability of the underlying Mortgaged Property comprising real estate to generate operating income sufficient to service the Purchased Loan (items (a) and (b) above being, the “Permitted Liens”).
1.8.Security Interest
(a)    The Mortgage and general security agreement establishes and creates a legal, valid, subsisting, binding and, subject to the Reservations and Permitted Liens, enforceable first priority perfected (save for the giving of any notices to third parties required to perfect the same) Lien in the relevant Mortgagor’s interest in all leases, sub-leases, licenses or other agreements pursuant to which the relevant Mortgagor is entitled to occupy, use or possess all or any portion of the related underlying Mortgaged Property comprising real estate (the “Assigned Property”).
(b)    Each grantor under each such Mortgage and general security agreement has the full right to assign by way of security the relevant Assigned Property.
(c)    To Seller’s Actual Knowledge:
(i)     no Person other than the related Mortgagor and the Mortgagee owns any interest in any payments due under the related leases;
(ii)     no person other than the Mortgagee holds or has the benefit of a Lien or other interest in the Purchased Loan other than under a Permitted Lien; and
(iii)    there is no agreement, filing or registration that would enable another person to obtain a priority over its security interest which is inconsistent with the priority contemplated by the Repurchase Agreement and the Transaction Documents.
(d)    Subject to applicable Requirements of Law, the related Mortgage or general security agreement provides for the appointment of a receiver of the rents or allows the holder of the related Mortgage to enter into possession of the related underlying Mortgaged Property to collect rent or provides for rents to be paid directly to the holder of the related Mortgage in the event of a default beyond applicable notice and grace periods, if any, under the related Purchased Loan Documents.
1.9.Hospitality properties
The Purchased Loan Documents for each Purchased Loan that is secured by a hospitality property operated pursuant to a franchise agreement, operator agreement or management agreement includes an executed tripartite or non-disturbance deed or similar agreement signed by the Mortgagor and franchisor and lender of such property enforceable against such franchisor by the holder of the Mortgage. The Mortgage or related security agreement for each Purchased Loan secured by a hospitality property creates a registered and perfected security interest in the revenues of such property.
1.10.Mortgage status; Waivers and modifications
Appendix B-3

(a)    Except for releases required or permitted under the terms and conditions of the related Purchased Loan Documents, no Mortgage has been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related underlying Mortgaged Property comprising real estate has not been released from such Mortgage, in whole or in material part, nor has any instrument been executed that would affect any such satisfaction, cancellation, subordination, rescission or release except as specifically set forth by a document in the related Purchased Loan File.
(b)    None of the terms of any Mortgage, general security agreement or other security document or instrument securing such Purchased Loan have been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Purchased Loan File.
(c)    No Mortgage securing such Purchased Loan provides for or permits, without the prior written consent of the holder of the Mortgage, the related underlying Mortgaged Property comprising real estate to secure any other debt or obligation.
1.11.Fixtures
Subject to the Reservations and Permitted Liens, the general security agreement and Mortgage in respect of each Purchased Loan contains valid and enforceable first priority Liens over those items of personal property located on the underlying Mortgaged Property for such Purchased Loan that either: (a) are reasonably necessary for the Mortgagor in respect of the same to operate such underlying Mortgaged Property; or (b) are (as indicated in the valuation obtained in connection with the origination of such Purchased Loan) material to the value of the underlying Mortgaged Property subject to Permitted Liens.
1.12.Registrations and Filings
All acts and things have been done and all filings, recordings and registrations have been made (or will have been submitted in proper form for filing, recording and/or registration within any applicable time limits) in all public places (including the relevant land titles office or registry in the State or Territory of Australia where the property is located (including PEXA (if applicable)) necessary to perfect a valid first priority Lien in each underlying Mortgaged Property securing such Purchased Loan.
1.13.No further advances/no partly paid Assets
(a)    The proceeds of such Purchased Loan have been, or will be on the date of first utilisation of the Purchased Loan, fully disbursed and there is no obligation for future advances with respect thereto.
(b)    All escrow and reserve amounts required to be deposited by each Mortgagor on the date of first utilisation of the Purchased Loan under the related Purchased Loan Documents were deposited on such date.
(c)    All escrow deposits and payments required to be escrowed with lender by the terms of each Purchased Loan are in the possession, or under the control, of Seller (or agent of Seller), and there are no material deficiencies with regard thereto (subject to any applicable notice and cure period). All of Seller’s interest in such escrows and deposits will be secured by Seller in favour of Buyer hereunder.
(d)    With respect to such Purchased Loan, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose that were to have been complied with on or before the Purchase Date for the same have been complied with, or any such funds so escrowed have not been released.
(e)    Neither Seller nor any of its Affiliates has any obligation to make any further capital contributions to any Mortgagor under such Purchased Loan.
Appendix B-4

(f)    Other than as described in paragraph (a) above, in connection with the origination of such Purchased Loan, Seller or its Affiliates has no obligation to make loans to, make guarantees on behalf of, or otherwise extend credit to, or make any of the foregoing for the benefit of, any Mortgagor or any other person under or in connection with such Purchased Loan.
1.14.Purchased Loan Documents provisions
To the extent applicable, the Purchased Loan Documents for such Purchased Loan together with applicable law, contain customary and enforceable provisions for comparable underlying Mortgaged Properties similarly situated such as to render the rights and remedies of the lender thereunder adequate for the practical realisation against the related underlying Mortgaged Property of the principal benefits of the security intended to be provided thereby.
There is no exemption available to the related Mortgagor that would interfere with such right of enforcement except (a) any statutory right of redemption or (b) any limitation arising under anti-deficiency laws or by bankruptcy, receivership, conservatorship, reorganisation, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).
1.15.Security trusts
To the extent applicable, if any Mortgage, general security agreement or other Lien constituted in the Purchased Loan Documents for such Purchased Loan is held on trust for the lenders and/or related parties:
(a)    a trustee, duly qualified under applicable law to serve as such, is properly designated and serving as such; and
(b)    no fees or expenses other than customary fees, costs and indemnities (including annual agency/security agency fees, transfer fees and fees for management time) are payable to such trustee by Seller in the event the related Mortgagor does not fulfil its obligations to pay such amounts under the Purchased Loan.
1.16.Status of the Purchased Loan Documents
The Purchased Loan Documents for such Purchased Loan that were executed by or on behalf of the related Mortgagor are the legal, valid and binding obligation of such Mortgagor(s), enforceable in accordance with its terms except as such enforcement may be limited by anti-deficiency laws or bankruptcy, receivership, conservatorship, reorganisation, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions of such Purchased Loan Documents are or may be unenforceable in whole or in part under applicable laws, but the inclusion of such provisions does not render any of the Purchased Loan Documents invalid as a whole, and such Purchased Loan Documents taken as a whole are enforceable to the extent necessary and customary for the practical realisation of the principal rights and benefits afforded thereby.
1.17.Insurance
(a)    Each underlying Mortgaged Property securing such Purchased Loan is, and is required pursuant to the related Purchased Loan Documents to be, covered by insurance (including, without limitation with respect to fire and extended perils insurance included within the classification “All Risk of Physical Loss”) on the relevant underlying Mortgaged Property and plant and machinery thereon (including fixtures and improvements) at least equal to the lesser of the replacement cost of improvements located on such underlying Mortgaged Property, with no deduction for depreciation, and the outstanding principal balance of such Purchased Loan (subject to customary deductibles) and in any event, the amount necessary to avoid the operation of any co-
Appendix B-5

insurance provisions on a full replacement cost basis of such underlying Mortgaged Property (in some cases exclusive of foundations and footings) with an agreed amount endorsement to avoid application of any coinsurance provision; such policies contain a standard mortgagee clause naming mortgagee and its successor-in-interest as additional insureds or loss payee, as applicable.
(b)    Each underlying Mortgaged Property comprising real estate securing such Purchased Loan is covered by business interruption or rental loss insurance in an amount at least equal to (i) three (3) years of operations, with an extended indemnity for three (3) additional years after property is repaired or rebuilt as a result of casualty or condemnation or (ii) in some cases all rents and other amounts customarily insured under this type of insurance of the underlying Mortgaged Property.
(c)    Each underlying Mortgaged Property securing such Purchased Loan is covered by comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related underlying Mortgaged Property, in an amount usually covered by a reasonably prudent mortgagee of a property of the same nature and in a comparable location.
(d)    The relevant insurance policy for any underlying Mortgaged Property comprising real estate securing such Purchased Loan provides cover in respect of at least three years loss of rent.
(e)    Such insurance policy contains a standard mortgagee clause that names the Seller (or agent or trustee therefor) in respect of such Purchased Loan (each a “Mortgagee”) in respect of such Purchased Loan as an additional insured and interested party and that requires at least thirty days’ (in the case of termination or cancellation other than for non-payment of premiums) and at least ten days’ (in the case of termination or cancellation for non-payment of premiums or where applicable law so requires) prior notice to the holder of the related Mortgage, and no such notice has been received, including any notice of non-payment of premiums, that has not been cured.
(f)    Each Mortgage and general security agreement securing such Purchased Loan obliges the related Mortgagor to maintain all such insurance and, upon such Mortgagor’s failure to do so, authorises the holder of the Mortgage to maintain such insurance at the related Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor.
(g)    Any insurance proceeds in respect of loss, damage or destruction, will be applied either: (i) to the repair or restoration of all or part of the related underlying Mortgaged Property comprising real estate; or (ii) the reduction of the outstanding principal balance of such Purchased Loan, subject in either case to requirements with respect to leases at the related underlying Mortgaged Property comprising real estate and to other exceptions customarily provided for by prudent institutional lenders for similar loans.
(h)    The related underlying Mortgaged Property is insured by an insurance policy, issued by an insurer meeting the requirements of such Purchased Loan and having a claims-paying or financial strength rating of at least A-1 or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or A3 or higher by Moody's Investors Service Limited. The insurer issuing each of the foregoing insurance policies is qualified to write insurance in the jurisdiction where the related underlying Mortgaged Property is located.
(i)    All premiums with respect to the insurance policies insuring each underlying Mortgaged Property have been paid in a timely manner or escrowed to the extent required by the Purchased Loan Documents, and Seller has not received any notice of cancellation or termination. The relevant Purchased Loan File contains the insurance policy required for such Purchased Loan or a certificate of insurance for such insurance policy.
Appendix B-6

(j)    None of the Purchased Loan Documents contain any provision that expressly excuses the related borrower from obtaining and maintaining insurance coverage for acts of terrorism and, in circumstances where terrorism insurance is not expressly required, the mortgagee is not prohibited from requesting that the related borrower maintain such insurance, in each case, to the extent such insurance coverage is generally available for like properties in such jurisdictions at commercially reasonable rates. Each underlying Mortgaged Property is insured by an “all-risk” casualty insurance policy that does not contain an express exclusion for (or, alternatively, is covered by a separate policy that insures against property damage resulting from) acts of terrorism.
1.18.Mortgagor
(a)    The owners of each underlying Mortgaged Property securing such Purchased Loan were duly organised and validly existing and, as of the time of the origination of such Purchased Loan with requisite power and authority to own their assets and to transact the business in which they is now engaged, and such underlying Mortgaged Properties constitute the principal assets of the owners of such underlying Mortgaged Property.
(b)    The owners of each underlying Mortgaged Property comprising real estate securing such Purchased Loan has good and marketable title to such underlying Mortgaged Property comprising real estate and such owners have not received any written notice regarding any violation of any easement, restrictive covenant or similar instrument affecting the underlying Mortgaged Property comprising real estate that would materially and adversely affect the value or marketability of the related underlying Mortgaged Property comprising real estate.
1.19.Leasehold Title
Each underlying Mortgaged Property comprising real estate securing such Purchased Loan consists of the related Mortgagor’s freehold estate or, if such Purchased Loan is secured in whole or in part by the interest of a Mortgagor under a Ground Lease, by the related Mortgagor’s interest in the Ground Lease. With respect to any Purchased Loan secured by a Ground Lease:
(a)    such Ground Lease has, where registerable, been duly registered with the relevant land titles office or registry in the State or Territory of Australia where the property is located (including PEXA (if applicable); such Ground Lease permits the current use of the underlying Mortgaged Property comprising real estate and permits or does not prohibit the interest of the Ground Lessee thereunder to be encumbered by the related Mortgage and does not restrict the use of the related underlying Mortgaged Property comprising real estate by such Ground Lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage by limiting in any way its current use; and there has been no material change in the payment terms of such Ground Lease since the origination or acquisition of the related Purchased Loan, with the exception of material changes reflected in written documents that are a part of the related Purchased Loan File;
(b)    such Ground Lease is in full force and effect, and Seller has received no notice that an event of default has occurred thereunder, and, to Seller’s Actual Knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in a breach of covenant under the terms of such Ground Lease;
(c)    such Ground Lease has an original term (including any extension options set forth therein) which extends at least twenty (20) years beyond the stated maturity date of such Purchased Loan;
(d)    under the terms of such Ground Lease, any estoppel or consent letter received by the Mortgagee from the Lessor and the related Mortgage, taken together, any related insurance proceeds will be applied either to the repair or restoration of all or part of the
Appendix B-7

related underlying Mortgaged Property comprising real estate, with the Mortgagee having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party (including the relevant insurer) to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender for conduit programs), or to the payment or defeasance of the outstanding principal balance of such Purchased Loan together with any accrued interest thereon;
(e)    such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by Seller; such Ground Lease contains a covenant (or applicable laws provide) that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of such underlying Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage;
(f)    such Ground Lease may not be amended, modified, cancelled or terminated without the prior written consent of Seller in its capacity as lender under the Purchased Loan Documents for such Purchased Loan and any such action without such consent is not binding on Seller in its capacity as lender under such Purchased Loan Documents, its successors or assigns, except termination or cancellation if (i) an event of default occurs under the Ground Lease, (ii) notice thereof is provided to Seller in its capacity as lender under such Purchased Loan Documents and (iii) (A) such default is curable by Seller in its capacity as lender under such Purchased Loan Documents provided in the Ground Lease but remains uncured beyond the applicable cure period, (B) in the case of any such default that is not curable by such Mortgagee, or in the event of the bankruptcy or insolvency of the lessee under such Ground Lease, such Mortgagee has the right, following termination of the existing Ground Lease or rejection thereof by a liquidator or similar party, to enter into a new ground lease with the lessor on substantially the same terms as the existing Ground Lease; and (C) all rights of the Mortgagor under such Ground Lease may be exercised by or on behalf of such Mortgagee under the related Mortgage upon enforcement;
(g)    upon the enforcement of the related Purchased Loan, the Mortgagor’s interest in such Ground Lease is assignable to the Mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the date on which Seller purchases an Eligible Interest related to such Asset (or acceptance of a deed in lieu thereof));
(h)    the Ground Lease or ancillary agreement between the lessor and the Ground Lessee requires the lessor to give notice of any default by the Ground Lessee to the Mortgagee. The Ground Lease or ancillary agreement further provides that no notice given is effective against the Mortgagee unless a copy has been given to the Mortgagee in a manner described in the Ground Lease or ancillary agreement;
(i)    a Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession under the Ground Lease) to cure any curable default under such Ground Lease before the lessor thereunder may terminate such Ground Lease;
(j)    if applicable and to Seller’s Actual Knowledge, the lessor under such Ground Lease consented to and acknowledged: (i) the creation of the Mortgage for such Purchased Loan; and (ii) that any enforcement of such Purchased Loan and related change in ownership of the Ground Lessee will not require the consent of the lessor under such Ground Lease or constitute a default under such Ground Lease; and
(k)    such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related fee or long leasehold interest and permitted encumbrances and such Ground Lease is, and shall remain, prior to any
Appendix B-8

mortgage or other lien upon the related fee or long leasehold interest unless a non-disturbance agreement is obtained from the holder of any mortgage on the fee or long leasehold interest that is assignable to or for the benefit of the related lessee and the related Mortgagee.
1.20.Advancement of funds to Seller
No Seller or other lender to the owner of such underlying Mortgaged Property has nor have any of its agents or predecessors in interest with respect to the Purchased Loans, in respect of such Purchased Loan, directly or indirectly, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related underlying Mortgaged Property other than (a) interest accruing on such Purchased Loan from the date of such disbursement of such Purchased Loan to the date which preceded by thirty (30) days the first payment date under the related Purchased Loan and (b) application and commitment fees, escrow funds, points and reimbursements for fees and expenses, incurred in connection with the origination and funding of the Purchased Loan.
1.21.Cross-collateralisation; Cross-default
Such Purchased Loan is not cross-collateralised or cross-defaulted with any loan or debt securities other than one or more other Purchased Loans.
1.22.Releases of Underlying Mortgaged Property
The Purchased Loan Documents for such Purchased Loan do not require the Mortgagee to release all or any material portion of the related underlying Mortgaged Property from the related Mortgage except upon payment in full of all amounts due under such Purchased Loan in relation to such underlying Mortgaged Property; provided that notwithstanding the foregoing, certain of the Purchased Loans may allow partial release (a) upon payment or defeasance of an allocated loan amount which may be formula based, but in no event less than 110% of the allocated loan amount, or (b) in the event the portion of the underlying Mortgaged Property being released was not given any material value in connection with the underwriting or valuation of the related Purchased Loan.
1.23.Acceleration Right
The Purchased Loan Documents for such Purchased Loan contain provisions for the acceleration of the payment of the unpaid principal balance of such Purchased Loan if, without complying with the requirements of the related Purchased Loan Documents, (a) the related underlying Mortgaged Property, or any controlling interest in the related Mortgagor, is directly transferred or sold in a mortgagor, issuance of non-controlling new equity interests, transfers among existing members, partners or shareholders in such Mortgagor or an Affiliate thereof, transfers among affiliated Mortgagors with respect to such Purchased Loan which are cross-collateralised or cross-defaulted with other mortgage loans or multi-property loans or transfers of a similar nature (such as pledges of ownership interests that do not result in a change of control) or a substitution or release of collateral), or (b) the related underlying Mortgaged Property or controlling interest in the borrower is encumbered in connection with subordinate financing by a Lien against the related underlying Mortgaged Property, other than any existing permitted additional debt or debt otherwise permitted in the Purchased Loan Documents. The Purchased Loan Documents for such Purchased Loan require the borrower to pay all reasonable costs incurred by the Mortgagor with respect to any transfer (of any property which is subject to a Mortgage), assumption or encumbrance requiring lender’s approval.
1.24.Approval Rights
Pursuant to the terms of the Purchased Loan Documents for such Purchased Loan: (a) no material terms of any related Mortgage may be waived, cancelled, subordinated or modified in any material respect and no material portion of such Purchased Loan or the underlying Mortgaged Property may be released without the consent of the holder of such Purchased Loan, except to the extent such release is permitted under the terms of the related Purchased Loan Documents; (b) no material action affecting the value of the related underlying Mortgaged Property may be taken by the owner of the related underlying
Appendix B-9

Mortgaged Property with respect to such underlying Mortgaged Property without the consent of the holder of such Purchased Loan; (c) the holder of such Purchased Loan is entitled to approve the business plan or operational budget of the owner of the related underlying Mortgaged Property as it relates to such underlying Mortgaged Property; and (d) the consent of the holder of such Purchased Loan is required prior to the owner of the related underlying Mortgaged Property incurring any additional indebtedness in each case, subject to such exceptions as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related underlying Mortgaged Property in the jurisdiction in which such underlying Mortgaged Property is located.
1.25.No equity participation or contingent interest
Such Purchased Loan contains no equity participation by the lender or shared appreciation feature or profit participation feature, does not provide for negative amortisation, does not provide for any contingent or additional interest in the form of participation in the cash flow of the related underlying Mortgaged Property and does not have capitalised interest included in its principal balance.
1.26.Inspections
Seller inspected or caused to be inspected each related underlying Mortgaged Property within twelve (12) months of the related Purchase Date. An engineering report or property condition assessment was prepared in connection with the origination of each Purchased Loan no more than twelve (12) months prior to the related Purchase Date. To the best of the Seller’s Actual Knowledge after due inquiry, there exists no material damage to any underlying Mortgaged Property that would have a material adverse effect on the value of such underlying Mortgaged Property as security for the related Purchased Loan other than those disclosed in the engineering report or property condition assessment.
1.27.Subordinated interests
(a)    Such Purchased Loan does not permit the related underlying Mortgaged Property to be encumbered by any Lien subordinate to or of equal priority with the related Mortgage without the prior written consent of the holder thereof subject to such exceptions as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related underlying Mortgaged Property in the jurisdiction in which such underlying Mortgaged Property is located.
(b)    To Seller’s Actual Knowledge, none of the underlying Mortgaged Properties securing such Purchased Loan is subject to any Lien which is subordinate to or of equal priority with the related Mortgage subject to such exceptions as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related underlying Mortgaged Property in the jurisdiction in which such underlying Mortgaged Property is located.
1.28.Origination and Servicing
(a)    The origination (or acquisition), servicing and collection practices used by Seller (and if the Purchased Loan was not originated by Seller, to Seller’s Actual Knowledge, the origination, servicing and collection practices used by such originator) in respect of such Purchased Loan have been in all respects legal, proper and prudent and have met customary industry standards for origination (or acquisition) servicing of commercial property loans (similar to such Purchased Loans).
(b)    The originator of such Purchased Loan was authorised to do business in the jurisdiction in which the related underlying Mortgaged Property is located at all times when it originated and held such Purchased Loan.
1.29.Licenses and permits
Appendix B-10

The related underlying Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with, all restrictive covenants of record applicable to such underlying Mortgaged Property and applicable planning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the underlying Mortgaged Property have been obtained and are in full force and effect, except to the extent the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the underlying Mortgaged Property as it was used and operated as of the date of origination of the Purchased Loan or the rights of a holder of the related Purchased Loan.
1.30.Single purpose entity
The Mortgagor in respect of such Purchased Loan was, as of the origination of such Purchased Loan, a Special Purpose Vehicle. For this purpose, a “Special Purpose Vehicle” shall mean an entity, other than an individual, in relation to who, the Purchased Loan Documents for such Purchased Loan provide that it was formed or organised solely for the purpose of owning and operating one or more related underlying Mortgaged Properties securing such Purchased Loan and prohibit it from engaging in any business unrelated to such underlying Mortgaged Property or Properties and the financing thereof does not have any assets other than those related to its interest in such underlying Mortgaged Property or Properties or the financing thereof, or any indebtedness other than as permitted by the related Mortgage or the other related Purchased Loan Documents, that it has its own books and records and accounts separate and apart from any other person, and that it holds itself out as a legal entity, separate and apart from any other person, except as permitted by the related Mortgage or other Purchased Loan Documents.
1.31.Business plan, operational budget or financial statement
The related Purchased Loan Documents for such Purchased Loan require the related Mortgagor to furnish to the mortgagee at least annually a business plan or operational budget statement with respect to the related underlying Mortgaged Property showing amounts expected to be disbursed in the forthcoming year.
1.32.No offsets, defences or counterclaims
Except with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, neither the Purchased Loan nor any of the related Purchased Loan Documents is subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defence, including the defence of usury, nor will the operation of any of the terms of any such Purchased Loan Documents, or the exercise (in compliance with procedures permitted under applicable law) of any right thereunder, render any Purchased Loan Documents subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defence, including the defence of usury (subject to anti-deficiency or one form of action laws and to bankruptcy, receivership, conservatorship, reorganisation, insolvency, moratorium or other similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)), and no such right of rescission, set-off, abatement, diminution, valid counterclaim or defence has been asserted with respect thereto.
1.33.Transferability
Other than consents and approvals obtained as of the related Purchase Date, or those already granted in the related Mortgage and/or Mortgage Loan, no consent or approval by any Person is required in connection with Seller’s sale and/or the acquisition by Buyer of such Purchased Loan, for Buyer’s exercise of any rights or remedies in respect of such Purchased Loan (except for compliance with applicable Requirements of Law in connection with the exercise of any rights or remedies by Buyer) or for the sale, pledge or other disposition of such Purchased Loan by Buyer. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.
1.34.Valuation
Appendix B-11

A valuation of the related underlying Mortgaged Property was conducted in connection with the origination of such Purchased Loan, and to Seller’s Actual Knowledge, such valuation satisfied in all material respects the requirements for a valuation on a market value basis as defined in the then current Royal Institution of Chartered Surveyors Appraisal and Valuation Manual in association with the Incorporated Society of Valuers and Auctioneers and the Institute of Revenues Rating and Valuation, Practice Statement 4 (or its successor) and requirements of ANZVPS (or its equivalent in any applicable jurisdiction) and IVS.
1.35.No Fraud
No fraudulent acts were committed by Seller in connection with its acquisition or origination of such Purchased Loan nor, to Seller’s Actual Knowledge, were any fraudulent acts committed by any Person in connection with the origination of such Purchased Loan.
1.36.Title
Seller (or an agent thereof) has obtained from lawyers appointed by it (or by the related Mortgagor) or with its consent a Certificate of Title (or results from an electronic certificate of title search) which showed no adverse entries, or, if such report did reveal any adverse entry, such entry would not have caused a reasonably prudent lender of money secured on commercial property to decline to proceed with the related advance on its agreed terms.
1.37.Transfer Certificate
Each related Transfer Certificate (as defined in the related Purchased Loan Documents) executed by Seller in blank, (assuming and upon the insertion of an assignee’s name and date) will, at such time but not before, constitute the legal, valid and binding first priority transfer of such Purchased Loan from Seller to such named assignee (except as such enforcement may be limited by anti-deficiency laws or bankruptcy, receivership, conservatorship, reorganisation, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)).
1.38.Improvements
None of the improvements that were included for the purpose of determining the valuation of the related underlying Mortgaged Property at the time of the origination of such Purchased Loan lies outside the boundaries and building restriction lines of such underlying Mortgaged Property, except underlying Mortgaged Properties which are non-conforming uses, and no improvements on adjoining properties encroach upon such underlying Mortgaged Property, with the exception in each case of immaterial encroachments that do not materially adversely affect the security intended to be provided by the related Mortgage or the use, enjoyment, value or marketability of such underlying Mortgaged Property. With respect to each Purchased Loan, the property legally described in the survey, if any, obtained for the related underlying Mortgaged Property for purposes of the origination thereof is the same as the property legally described in the Mortgage.
1.39.No compulsory purchase
To Seller’s Actual Knowledge, there are no proceedings pending or threatened, for the total compulsory purchase of the relevant underlying Mortgaged Property or a partial compulsory purchase of the relevant underlying Mortgaged Property that would have a material adverse effect on the value of such underlying Mortgaged Property as security for the related Purchased Loan.
1.40.Environmental matters
(a)    An environmental site assessment or environmental due diligence report relating to each underlying Mortgaged Property and prepared no earlier than twelve (12) months prior to
Appendix B-12

the Purchase Date was obtained and reviewed by Seller in connection with the origination of such Purchased Loan and a copy is included in the Purchased Loan File.
(b)    To Seller’s Actual Knowledge, except as may be set forth in the environmental site assessment, there are no adverse circumstances or conditions with respect to or affecting the underlying Mortgaged Property that would constitute or result in a material violation of any applicable environmental laws, rules and regulations (collectively, “Environmental Laws”), other than with respect to an underlying Mortgaged Property (i) for which environmental insurance is maintained, (ii) that would require (x) any expenditure less than or equal to five percent (5%) of the outstanding principal balance of the Purchased Loan to achieve or maintain compliance in all material respects with any Environmental Laws or (y) any expenditure greater than five percent (5%) of the outstanding principal balance of such Purchased Loan to achieve or maintain compliance in all material respects with any Environmental Laws for which, in connection with this clause (y), adequate sums, but in no event less than 125% of the estimated cost as set forth in the environmental site assessment, were reserved in connection with the origination of the Purchased Loan and for which the related Mortgagor has covenanted to perform, (iii) as to which the related Mortgagor or one of its affiliates is currently taking or required to take such actions, if any, with respect to such conditions or circumstances as have been recommended by the environmental site assessment or required by the applicable Governmental Authority, (iv) as to which another responsible party not related to the Mortgagor with assets reasonably estimated by Seller at the time of origination to be sufficient to effect all necessary or required remediation identified in a notice or other action from the applicable Governmental Authority is currently taking or required to take such actions, if any, with respect to such regulatory authority’s order or directive, (v) as to which the conditions or circumstances identified in the environmental site assessment were investigated further and based upon such additional investigation, an environmental consultant recommended no further investigation or remediation, (vi) as to which a party with financial resources reasonably estimated to be adequate to cure the condition or circumstance that would give rise to such material violation provided a guarantee or indemnity to the related Mortgagor or to the mortgagee to cover the costs of any required investigation, testing, monitoring or remediation, (vii) as to which the related Mortgagor or other responsible party obtained a “No Further Action” letter or other evidence reasonably acceptable to a prudent commercial mortgage lender that applicable Governmental Authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, or (viii) that would not require substantial cleanup, remedial action or other extraordinary response under any Environmental Laws reasonably estimated to cost in excess of five percent (5%) of the outstanding principal balance of such Purchased Loan;
(c)    With respect to any material adverse environmental condition set forth in the environmental site assessment, there exists either (i) environmental insurance with respect to such underlying Mortgaged Property or (ii) an amount in an escrow account charged as security for such Purchased Loan under the relevant Purchased Loan Documents equal to no less than 125% of the amount estimated in such environmental site assessment as sufficient to pay the cost of such remediation or other action in accordance with such environmental site assessment. Except for any hazardous materials being handled in accordance with applicable Environmental Laws, (i) the related underlying Mortgaged Property is not being used for the treatment or disposal of hazardous materials; (ii) no hazardous materials are being used or stored or generated for off-site disposal or otherwise present at such underlying Mortgaged Property other than hazardous materials of such types and in such quantities as are customarily used or stored or generated for off-site disposal or otherwise present in or at properties of the relevant property type; and (iii) such underlying Mortgaged Property is not subject to any environmental hazard (including, without limitation, any situation involving hazardous materials) that under the Environmental Laws would have to be eliminated before the sale of, or that could otherwise reasonably be expected to adversely affect in more than a de minimis manner the value or marketability of, such underlying Mortgaged Property.
Appendix B-13

(d)    The related Mortgage or other Purchased Loan Documents contain covenants on the part of the related Mortgagor requiring its compliance with any present or future Environmental Laws and regulations in connection with the underlying Mortgaged Property.
(e)    For each of the Purchased Loans that is covered by environmental insurance, each environmental insurance policy is in an amount equal to 125% of the outstanding principal balance of the related Purchased Loan and has a term ending no sooner than the date that is five years after the maturity date (or, in the case of an ARD Loan, the final maturity date) of the related Purchased Loan. All environmental assessments or updates that were in the possession of Seller and that relate to an underlying Mortgaged Property as being insured by an environmental insurance policy have been delivered to or disclosed to the environmental insurance carrier issuing such policy prior to the issuance of such policy.
1.41.Governmental action
To Seller’s Actual Knowledge, as of the date of first utilization of the Purchased Loan, and, as of the Purchase Date, there are no actions, suits, arbitrations or governmental investigations or proceedings by or before any court or other Governmental Authority or agency now pending against or affecting the Mortgagor under any Purchased Loan or any underlying Mortgaged Property that, if determined against such Mortgagor or such underlying Mortgaged Property, would materially and adversely affect the value of such underlying Mortgaged Property, the security intended to be provided with respect to the related Purchased Loan, or the ability of such Mortgagor and/or the current use of such underlying Mortgaged Property to generate net cash flow to pay principal, interest and other amounts due under the related Purchased Loan.
1.42.Underwriting
Each Purchased Loan complied at origination, in all material respects, with all of the terms, conditions and requirements of Seller’s underwriting standards applicable to such Purchased Loan and since origination, the Purchased Loan has been serviced in all material respects in a legal manner in conformance with Seller’s servicing standards.
1.43.Financial statements
The Purchased Loan Documents require the Mortgagor to provide the holder of the Purchased Loan with at least annual financial statements and as initial conditions precedent, rent rolls (if applicable).
1.44.Easements
The following statements are true with respect to the related underlying Mortgaged Property: (a) the underlying Mortgaged Property is located on or adjacent to a dedicated road or has access to an irrevocable easement permitting ingress and egress and (b) the underlying Mortgaged Property is served by public or private utilities, water and sewer (or septic facilities) and otherwise appropriate for the use in which the underlying Mortgaged Property is currently being utilised.
1.45.Withholding tax
All payments of principal interest and other sums due from any borrower to Seller in respect of any underlying Mortgaged Property are made to it under any Purchased Loan without any deduction or withholding for or on account of Taxes.
Appendix B-14